                                                                    Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated July 1, 1999 and to all references to our firm included in this registration statement. Our report dated June 18, 1999 included in Casella Waste Systems, Inc.'s Form 10-K for the year ended April 30, 1999 is no longer appropriate since restated financial statements have been presented giving effect to two business combinations accounted for as poolings-of-interests.




                                       /s/ Arthur Andersen LLP
                                       --------------------------------------
                                       ARTHUR ANDERSEN LLP


Boston, Massachusetts
September 30, 1999